                                                                     EXHIBIT 2.5
                                                                     -----------


                                VOTING AGREEMENT

     AGREEMENT, dated as of May 14, 1997, among the undersigned stockholders (hereinafter referred to individually as a "Stockholder" and collectively as "Stockholders") of Royal Grip, Inc., a Nevada corporation ("RGI"), and FM Precision Golf Corp., a Delaware corporation ("FM").

                                   WITNESSETH

     WHEREAS, FM is entering into an Agreement and Plan of Merger dated as of even date herewith, with RGI (the "Merger Agreement"), providing for the merger of a wholly-owned subsidiary of FM with and into RGI (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements which each of the parties thereto is making thereby in connection with the Merger; and

     WHEREAS, in connection with the Merger, Stockholders will exchange their entire equity interest in RGI for equity in FM; and

     WHEREAS, in order to induce FM to enter into the Merger Agreement, and FM to exchange Stockholders' entire equity interest in RGI for equity in FM, and for other good and valuable consideration, receipt of which is hereby acknowledged, Stockholders are willing, upon the terms and subject to the conditions hereunder set forth, to make certain agreements with FM;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. REPRESENTATIONS OF STOCKHOLDERS. Each Stockholder represents and warrants to FM that:

          1.1. Such Stockholder is the sole, true, lawful and beneficial owner of the number of shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of RGI listed on the signature page hereof as being owned by such Stockholder with no restrictions on such Stockholder's voting rights or rights of disposition pertaining thereto, except those under the Securities Act of 1933, as amended (the "1933 Act") and those that would not in any material way limit or otherwise adversely affect the voting rights granted to FM hereby or by the proxy to be delivered by such Stockholder pursuant hereto. At the Effective Date (as defined in the Merger Agreement), such Stockholder will have good and valid title to the Shares listed on the signature page hereof as being owned by such Stockholder free and clear of any and all claims, liens, charges, encumbrances and security interests. None of the Shares owned by such Stockholder is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares that would in any way limit or otherwise adversely affect the voting rights granted to FM hereby or by the proxy to be delivered by such Stockholder pursuant hereto. Such Stockholder does not "beneficially own" (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")), any shares of Common Stock other than the Shares listed on the signature page hereof as being beneficially owned by such Stockholder and other than any shares of Common Stock which such Stockholder may obtain upon the exercise of RG Options (as defined in the Merger Agreement).

          1.2. The execution, delivery and performance by such Stockholder of this Agreement (including, without limitation, the granting of the proxy created pursuant to Section 5 hereof) does not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Stockholder or to a loss of any benefit of such Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on such Stockholder or result in the imposition of any lien on any asset of such Stockholder

          1.3. This Agreement is the valid and binding Agreement of such Stockholder. If this Agreement is being executed in a representative or fiduciary capacity for such Stockholder, the person signing this Agreement has full power and authority to enter into and perform such Agreement for such Stockholder.

     SECTION 2. AGREEMENT TO VOTE SHARES. Each Stockholder shall vote the Shares and any New Shares (as defined in Section 7 hereof) beneficially owned by such Stockholder in favor of approval of the Merger Agreement and the Merger at every meeting of the stockholders of RGI called therefor and at every adjournment thereof. Each Stockholder agrees to vote all the Shares and New Shares, if any, beneficially owned by such Stockholder against any merger (other than the Merger), consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of RGI at every meeting of the stockholders of RGI called therefor and at every adjournment thereof held prior to the date the Merger Agreement shall have terminated in accordance with the terms thereof. This Agreement is intended to bind each Stockholder only with respect to the specific matters set forth herein, and shall not restrict any Stockholder from taking any other action or failing to take any other action in his capacity as an officer or director of RGI in accordance with his fiduciary duties.

     SECTION 3. NO VOTING TRUSTS. Each Stockholder will not, and will not permit any entity under such Stockholder's control to, deposit any of his Shares in a voting trust or subject any of his Shares to any arrangement or agreement with respect to the voting of such Shares, other than agreements to which FM is a party.

     SECTION 4. NO PROXY SOLICITATIONS. Each Stockholder will not, and will not permit any entity under his control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation l4A under the 1934 Act), in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (b) initiate a stockholder's vote or action by consent of RGI stockholders in opposition to or in competition with the consummation of the Merger; or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of RGI for the purpose of opposing or competing with the consummation of the Merger.

     SECTION 5. IRREVOCABLE PROXY. Each Stockholder agrees to deliver to FM on the date hereof a proxy in the form attached hereto as Exhibit A which shall be irrevocable to the extent permitted by the Nevada General Corporation law, with the total number of Shares beneficially owned by such Stockholder correctly indicated in the blank provided therefor therein.

     SECTION 6. TRANSFER AND ENCUMBRANCE. Each Stockholder agrees not to transfer, sell or offer to transfer or sell or otherwise dispose of or encumber any of the Shares or New Shares beneficially owned by such Stockholder prior to the earlier of: (i) the Effective Date; or (ii) the date the Merger Agreement shall have terminated in accordance with its terms, provided that such Stockholder may transfer or sell the Shares and the New Shares beneficially owned by such Stockholder to any person who agrees to be bound by the terms hereof and delivers to FM on the date of such transfer a proxy substantially in the form attached hereto as Exhibit A.

     SECTION 7. ADDITIONAL PURCHASES. Each Stockholder agrees not to purchase or otherwise acquire beneficial ownership of any shares of Common Stock after the execution of this Agreement ("New Shares") nor will such Stockholder acquire the right to vote or share in the voting of any shares of Common Stock, other than the Shares or any New Shares, unless such Stockholder delivers to FM immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit A, with the total number of New Shares correctly indicated in the blank provided therefor therein. Each Stockholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

     SECTION 8. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages, and accordingly, each party hereto agrees that the issuance of an injunction or other equitable remedy is the appropriate remedy for any such failure.

     SECTION 9. SUCCESSORS AND ASSIGNS. Except as provided in Section 6, this Agreement and all obligations of Stockholder hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all the other parties hereto.

     SECTION 10. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by all the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor, shall any such waiver be deemed a continuing waiver of any matter by such party.

     SECTION 11. MISCELLANEOUS.

          11.1. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Nevada.

          11.2. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected.

          11.3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          11.4. This Agreement shall terminate upon the Effective Date or termination of the Merger Agreement and all of the provisions hereof shall terminate at such time.

          11.5. All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or inference shall be derived therefrom.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        FM PRECISION GOLF CORP.

                                        By: /s/ Christopher A. Johnston
                                            ------------------------------------
                                            Christopher A. Johnston, President

                                        STOCKHOLDERS:

Signature of Stockholder:               /s/ Danny Edwards
                                        ----------------------------------------
                                        Danny Edwards
Shares owned: _______________________

Signature of Stockholder:               /s/ Drew M. Brown
                                        ----------------------------------------
                                        Drew M. Brown
Shares owned: _______________________

Signature of Stockholder:               /s/ Mark N. Sklar
                                        ----------------------------------------
                                        Mark N. Sklar
Shares owned: _______________________

Signature of Stockholder:               /s/ Bennett Dorrance
                                        ----------------------------------------
                                        Bennett Dorrance, Trustee of the Bennett
                                        Dorrance Trust dated April 21, 1989,
                                        as amended
Shares owned: _______________________

Signature of Stockholder:               DMB PROPERTY VENTURE
                                             LIMITED PARTNERSHIP

                                        By: DMB GP, Inc., General Partner

                                        By: /s/ Drew M. Brown
                                            ------------------------------------
                                        Name: Drew M. Brown
                                              Its President
Shares owned: _______________________

                                                                       EXHIBIT A
                                                                       ---------


                                IRREVOCABLE PROXY

     The undersigned stockholder of Royal Grip, Inc., a Nevada corporation ("RGI"), hereby irrevocably (to the extent permitted by the Nevada General Corporation Law) appoints Christopher A. Johnston, Richard P. Johnston, and FM Precision Golf Corp., a Delaware corporation ("FM"), or any of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to 1,133,605 shares of Common Stock, par value $.001 per share, of RGI owned of record or beneficially by the undersigned (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as the Effective Date, as defined in that certain Agreement and Plan of Merger dated as of MAY 14, 1997, with FM (the "Merger Agreement") or the Merger Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given. This proxy is coupled with an interest and is irrevocable (for one year from the date hereof) and is granted in consideration of FM entering into the Merger Agreement and the Voting Agreement dated as of May 14, 1997, with the undersigned stockholder. The attorneys and proxies named above will be empowered at any time prior to the Effective Date or such termination of the Merger Agreement to vote in favor of approval of the Merger (as defined in the Merger Agreement) and the Merger Agreement at every annual, special or adjourned meeting of RGI's stockholders, and in every written consent in lieu of such a meeting, or otherwise.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto in favor of approval of the Merger and the Merger Agreement at every meeting of the stockholders of RGI called therefor and at every adjournment thereof and may not exercise this proxy on any other matter. The undersigned may vote the Shares on all other matters. The undersigned hereby represents and warrants that the undersigned has full power and authority to grant the proxy created hereby and that the undersigned has good and unencumbered title to the shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the above named attorneys and proxies to be necessary or desirable to effect the irrevocable proxy created hereby.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:_______________________________

       Signature of Stockholder:        /s/ Danny Edwards
                                        ----------------------------------------
                                        [Name of Stockholder]
       Shares owned: 1,133,605

                                                                       EXHIBIT A
                                                                       ---------


                                IRREVOCABLE PROXY

     The undersigned stockholder of Royal Grip, Inc., a Nevada corporation ("RGI"), hereby irrevocably (to the extent permitted by the Nevada General Corporation Law) appoints Christopher A. Johnston, Richard P. Johnston, and FM Precision Golf Corp., a Delaware corporation ("FM"),or any of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to 4,494 shares of Common Stock, par value $.001 per share, of RGI owned of record or beneficially by the undersigned (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as the Effective Date, as defined in that certain Agreement and Plan of Merger dated as of MAY 14, 1997, with FM (the "Merger Agreement") or the Merger Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given. This proxy is coupled with an interest and is irrevocable (for one year from the date hereof) and is granted in consideration of FM entering into the Merger Agreement and the Voting Agreement dated as of May 14, 1997, with the undersigned stockholder. The attorneys and proxies named above will be empowered at any time prior to the Effective Date or such termination of the Merger Agreement to vote in favor of approval of the Merger (as defined in the Merger Agreement) and the Merger Agreement at every annual, special or adjourned meeting of RGI's stockholders, and in every written consent in lieu of such a meeting, or otherwise.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto in favor of approval of the Merger and the Merger Agreement at every meeting of the stockholders of RGI called therefor and at every adjournment thereof and may not exercise this proxy on any other matter. The undersigned may vote the Shares on all other matters. The undersigned hereby represents and warrants that the undersigned has full power and authority to grant the proxy created hereby and that the undersigned has good and unencumbered title to the shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the above named attorneys and proxies to be necessary or desirable to effect the irrevocable proxy created hereby.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:_______________________________

      Signature of Stockholder:         /s/ Bennett Dorrance
                                        ----------------------------------------
                                        Bennett Dorrance, Trustee of the Bennett
      Shares owned: 4,494               Dorrance Trust dated April 21, 1989, as
                                        amended in its entirety on March 20,
                                        1996, as further amended

                                                                       EXHIBIT A
                                                                       ---------


                                IRREVOCABLE PROXY

     The undersigned stockholder of Royal Grip, Inc., a Nevada corporation ("RGI"), hereby irrevocably (to the extent permitted by the Nevada General Corporation Law) appoints Christopher A. Johnston, Richard P. Johnston, and FM Precision Golf Corp., a Delaware corporation ("FM"), or any of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to 789 shares of Common Stock, par value $.001 per share, of RGI owned of record or beneficially by the undersigned (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as the Effective Date, as defined in that certain Agreement and Plan of Merger dated as of MAY 14, 1997, with FM (the "Merger Agreement") or the Merger Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given. This proxy is coupled with an interest and is irrevocable (for one year from the date hereof) and is granted in consideration of FM entering into the Merger Agreement and the Voting Agreement dated as of May 14, 1997, with the undersigned stockholder. The attorneys and proxies named above will be empowered at any time prior to the Effective Date or such termination of the Merger Agreement to vote in favor of approval of the Merger (as defined in the Merger Agreement) and the Merger Agreement at every annual, special or adjourned meeting of RGI's stockholders, and in every written consent in lieu of such a meeting, or otherwise.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto in favor of approval of the Merger and the Merger Agreement at every meeting of the stockholders of RGI called therefor and at every adjournment thereof and may not exercise this proxy on any other matter. The undersigned may vote the Shares on all other matters. The undersigned hereby represents and warrants that the undersigned has full power and authority to grant the proxy created hereby and that the undersigned has good and unencumbered title to the shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the above named attorneys and proxies to be necessary or desirable to effect the irrevocable proxy created hereby.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:_______________________________

      Signature of Stockholder:         /s/ Mark N. Sklar
                                        ----------------------------------------
                                        Mark N. Sklar
      Shares owned: 789

                                                                       EXHIBIT A
                                                                       ---------


                                IRREVOCABLE PROXY

     The undersigned stockholder of Royal Grip, Inc., a Nevada corporation ("RGI"), hereby irrevocably (to the extent permitted by the Nevada General Corporation Law) appoints Christopher A. Johnston, Richard P. Johnston, and FM Precision Golf Corp., a Delaware corporation ("FM"), or any of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to 789 shares of Common Stock, par value $.001 per share, of RGI owned of record or beneficially by the undersigned (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as the Effective Date, as defined in that certain Agreement and Plan of Merger dated as of MAY 14, 1997, with FM (the "Merger Agreement") or the Merger Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given. This proxy is coupled with an interest and is irrevocable (for one year from the date hereof) and is granted in consideration of FM entering into the Merger Agreement and the Voting Agreement dated as of May 14, 1997, with the undersigned stockholder. The attorneys and proxies named above will be empowered at any time prior to the Effective Date or such termination of the Merger Agreement to vote in favor of approval of the Merger (as defined in the Merger Agreement) and the Merger Agreement at every annual, special or adjourned meeting of RGI's stockholders, and in every written consent in lieu of such a meeting, or otherwise.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto in favor of approval of the Merger and the Merger Agreement at every meeting of the stockholders of RGI called therefor and at every adjournment thereof and may not exercise this proxy on any other matter. The undersigned may vote the Shares on all other matters. The undersigned hereby represents and warrants that the undersigned has full power and authority to grant the proxy created hereby and that the undersigned has good and unencumbered title to the shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the above named attorneys and proxies to be necessary or desirable to effect the irrevocable proxy created hereby.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:_______________________________

      Signature of Stockholder:         /s/ Drew M. Brown
                                        ----------------------------------------
                                        Drew M. Brown
      Shares owned: 789

                                                                       EXHIBIT A
                                                                       ---------


                                IRREVOCABLE PROXY

     The undersigned stockholder of Royal Grip, Inc., a Nevada corporation ("RGI"), hereby irrevocably (to the extent permitted by the Nevada General Corporation Law) appoints Christopher A. Johnston, Richard P. Johnston, and FM Precision Golf Corp., a Delaware corporation ("FM"), or any of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to 414,771 shares of Common Stock, par value $.001 per share, of RGI owned of record or beneficially by the undersigned (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as the Effective Date, as defined in that certain Agreement and Plan of Merger dated as of MAY 14, 1997, with FM (the "Merger Agreement") or the Merger Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given. This proxy is coupled with an interest and is irrevocable (for one year from the date hereof) and is granted in consideration of FM entering into the Merger Agreement and the Voting Agreement dated as of May 14, 1997, with the undersigned stockholder. The attorneys and proxies named above will be empowered at any time prior to the Effective Date or such termination of the Merger Agreement to vote in favor of approval of the Merger (as defined in the Merger Agreement) and the Merger Agreement at every annual, special or adjourned meeting of RGI's stockholders, and in every written consent in lieu of such a meeting, or otherwise.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto in favor of approval of the Merger and the Merger Agreement at every meeting of the stockholders of RGI called therefor and at every adjournment thereof and may not exercise this proxy on any other matter. The undersigned may vote the Shares on all other matters. The undersigned hereby represents and warrants that the undersigned has full power and authority to grant the proxy created hereby and that the undersigned has good and unencumbered title to the shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the above named attorneys and proxies to be necessary or desirable to effect the irrevocable proxy created hereby.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                                     DMB PROPERTY VENTURES LIMITED
Dated:____________________________   PARTNERSHIP, a Delaware limited partnership
                                     By DMB GP, Inc., General Partner

      Signature of Stockholder:      By: /s/ Drew M. Brown
                                         ---------------------------------------
                                         Its President
      Shares owned: 414,771